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                                                                  EXHIBIT 10.01

                              NEMATRON CORPORATION
                        1993 DIRECTORS STOCK OPTION PLAN
                       (as amended and restated July 1997)

                1. PURPOSE. The purpose of the Plan is to promote the best interests of the Company and its shareholders by attracting and retaining the best available personnel to serve as directors of the Company, to provide additional incentive to non-employee directors and to encourage their continued service on the Board of Directors.

                2. ADMINISTRATION. The Board of Directors shall interpret the Plan as it deems necessary or advisable for administration of the Plan. The decision of the Board on any matter on which it may make a determination under the immediately preceding sentence shall be final and binding upon all Participants.

                3. PARTICIPANTS. Participants in the Plan shall be directors of the Company who are not Employees and who are members of the Board of Directors on the date an option is granted under the Plan.

                4. STOCK. The stock subject to options under the Plan shall be the Common Stock. The total amount of Common Stock on which options may be granted under the Plan shall not exceed 120,000 shares, subject to adjustment in accordance with Section 9. Shares subject to any unexercised portion of a terminated, canceled, forfeited or expired option granted under the Plan may again be subjected to options under the Plan.

                5.      AWARD OF OPTIONS.

                        (a) Automatic Grants. (i) Current Directors. On the date of the Company's 1997 annual meeting of shareholders, each Participant serving on such date (the "Initial Participants") shall, automatically and without discretion, be granted an option to purchase 4,664 shares of Common Stock with an exercise price equal to 110% of the Fair Market Value per share on the grant date. Subject to Section 12 hereof, on the date of the Company's 2000 annual meeting of shareholders, each of the Initial Participants who continue to serve as a director of the Company following such meeting shall, automatically and without discretion, be granted an option to purchase an additional 4,500 shares of Common Stock with an exercise price equal to 110% of the Fair Market Value per share on the grant date.

                             (ii) Future Directors. Subject to Section 12
hereof, on the date any Participant becomes such, other than an Initial Participant, such Participant shall, automatically and without discretion, be granted an option to purchase 4,500 shares of Common Stock with an exercise price equal to 110% of the Fair Market Value per share on the grant date. Subject to Section 12 hereof, on the date of the Company's third succeeding annual meeting of shareholders following the grant date described in the preceding sentence and the sixth succeeding annual meeting of shareholders following the grant date described in the preceding sentence, such Participant, if he or she will continue to serve as a director of the Company following such meeting, shall,


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automatically and without discretion, be granted an option to purchase an additional 4,500 shares of Common Stock with an exercise price equal to 110% of the Fair Market Value per share on the grant date.

                             (iii) Terms. Each option granted hereunder
beginning in 1997 shall become exercisable in three equal installments on the grant date, the first anniversary of the grant date and the second anniversary of the grant date, shall expire at the close of business on the fifth anniversary of the date the option is granted and shall be a Nonqualified Stock Option. To the extent an option has become exercisable, a Participant may exercise all or part of the exercisable portion of such option by delivering written notice to the Company and tendering payment for the shares being purchased. Each option shall be evidenced by a stock option agreement containing such terms described above and incorporating the terms of the Plan. Any Participant may hold more than one option under the Plan and any other stock option plan of the Company.

                         (b) Discretionary Grants. Subject to the limitations
set forth in the Plan, the Board of Directors from time to time may grant options to such Participants and for such number of shares of Common Stock and upon such other terms (including, without limitation, the exercise price and the times at which the option may be exercised) as it shall designate; provided that all options granted under the Plan shall vest immediately upon a Change in Control of the Company. The exercise price per share shall not be less than the Fair Market Value per share of the Common Stock on the date of grant and the expiration date shall be no later than the tenth anniversary of the date of grant.

                         (c) General. Once an option becomes exercisable, a
Participant may exercise all or part of such option by delivering written notice to the Company and tendering payment for the shares being purchased. Each option shall be evidenced by a stock option agreement containing such terms described above and incorporating the terms of the Plan. Any Participant may hold more than one option under the Plan and any other stock option plan of the Company.

                6. PAYMENT FOR SHARES. The purchase price for shares of Common Stock to be acquired upon exercise of an option granted hereunder shall be paid in full, at the time of exercise, in any of the following ways: (a) in cash, (b) by certified check, bank draft or money order, (c) by tendering to the Company shares of Common Stock then owned by the Participant, duly endorsed for transfer or with duly executed stock power attached, which shares shall be valued at their Fair Market Value as of the date of such exercise and payment.

                7. WITHHOLDING TAXES. The Company shall have the right to withhold from a Participant's compensation or require a Participant to remit sufficient funds to satisfy applicable withholding tax obligations upon the exercise of an option.

                8. NON-ASSIGNABILITY. No option shall be transferable by a Participant except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder. During the lifetime of a Participant, an option shall be exercised only by the Participant. No transfer of an option shall be


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effective to bind the Company unless the Company shall have been furnished written notice thereof and such evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of the option.

                9. TERMINATION OF SERVICE. (a) If, prior to the date that an option shall first become exercisable, the Participant shall cease to be a director of the Company, with or without cause, or due to the act, death, Disability, or retirement of the Participant, the Participant's right to exercise the option shall terminate and all rights thereunder shall cease. (b) If, on or after the date that an option shall first become exercisable, a Participant shall cease to be a director of the Company for any reason, the Participant, the executor or administrator of the estate of the Participant (as the case may be) or the person or persons to whom the option shall have been transferred by will or by the laws of descent and distribution shall have the right, prior to the earlier of (i) the expiration of the option or (ii) the day which is one year after the date on which the Participant ceased to be a director of the Company, to exercise the option to the extent that it was exercisable and is unexercised on the date the Participant ceased to be a director of the Company, subject to any other limitation on the exercise of the option in effect at the date of exercise.

                10. ADJUSTMENTS. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Board of Directors to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board of Directors shall, in such manner as it may deem equitable, adjust any or all of (a) the number and type of shares of Common Stock or other securities which thereafter may be made the subject of options, (b) the number and type of shares of Common Stock or other securities subject to outstanding options, and (c) the exercise price with respect to any option, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding option; provided, however, that the number of shares of Common Stock subject to any option shall always be a whole number.

                11. RIGHTS PRIOR TO ISSUANCE OF SHARES. No Participant shall have any rights as a shareholder with respect to any shares covered by an option until the issuance of a stock certificate to the Participant for such shares. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date such certificate is issued.

                12. TERMINATION AND AMENDMENT. The Board of Directors may terminate the Plan, or the granting of options under the Plan, at any time. No Option shall be granted under the Plan after September 15, 2002. Termination of the Plan shall not affect the rights of the holders of any options previously granted.

                The Board of Directors may amend or modify the Plan at any time and from



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time to time. No amendment, modification, or termination of the Plan shall in any manner affect any option granted under the Plan without the consent of the Participant holding the option.

                13. APPROVAL OF PLAN. The Plan shall be subject to the approval of the holders of at least a majority of the shares of Common Stock of the Company present and entitled to vote at a meeting of shareholders of the Company held within 12 months after adoption of the Plan by the Board (or acting by consent in lieu of a meeting). The Plan shall be effective on the date the Plan is so approved by shareholders. No option granted under the Plan may be exercised in whole or in part until the Plan has been approved by the shareholders as provided herein. If not approved by shareholders within such 12-month period, the Plan and any options granted hereunder shall become void and of no effect.

                14.      CERTAIN DEFINITIONS.

                The "Code" is the Internal Revenue Code of 1986, as amended.

                The "Common Stock" is the common stock of the Company.

                The "Company" is Nematron Corporation, a Michigan corporation.

                "Employee" means an individual with an "employment relationship" with the Company, or any Parent or Subsidiary, as defined in Regulation 1.421-7(h) promulgated under the Code, and shall include, without limitation, employees who are directors of the Company, or any Parent or Subsidiary.

                "Fair Market Value" shall mean the average of the high and low sale prices per share of the Common Stock reported in the Wall Street Journal (or if high and low sale prices are not reported, the last sale price per share reported in the Wall Street Journal or, if the last sale prices is not reported, the last bid price per share reported in the Wall Street Journal) for the last preceding day on which the Common Stock was traded prior to the date with respect to which the fair market value is to be determined, as determined by the Board in its sole discretion.

                A "Nonqualified Stock Option" is an option granted under the Plan other than an option intended to meet the requirements of Section 422 of the Code.

                "Parent" means any "parent corporation" of the Company as defined in Section 424(e) of the Code.

                "Participant" is defined in Section 3.

                The "Plan" is the 1993 Directors Stock Option Plan.

                "Subsidiary" means any "subsidiary corporation" of the Company as defined in Section 424(f) of the Code.






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